Exhibit 99.1

Terms of the Series B Preferred
The Board authorized 30,000 shares of Series B Preferred pursuant to the Series B Certificate of Designation. Shares redeemed, purchased or otherwise acquired by the Company will revert to authorized but unissued shares of Series B Preferred. The Series B Preferred is perpetual.
The Series B Preferred bears a cumulative compounding dividend equal to 12% per annum of the liquidation preference of $1,000 per share (subject to adjustment upon any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred) (the “Dividend Rate”). Dividends will accrue automatically on a daily basis whether or not declared by the Board, but will be payable in cash only when, and if, declared by the Board. Accrued dividends will be compounded quarterly with the effect that an additional dividend will accrue on each share of Series B Preferred at the Dividend Rate on the amount so compounded until such amount is actually paid. If not declared and paid earlier, such dividends will be paid upon liquidation. So long as any shares of Series B Preferred are outstanding and until all dividends on the Series B Preferred have been paid or declared and set aside for payment, the Company will be prohibited from (i) declaring or paying any dividend (whether in cash or property) and from making any other distribution on any shares of the Company’s preferred stock or Common Stock and (ii) subject to certain exceptions, purchasing, redeeming or otherwise acquiring for value any shares of the Company’s preferred stock or Common Stock.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, each share of Series B Preferred will be entitled to receive out of assets of the Company or proceeds thereof available for distribution to stockholders, after satisfaction of all liabilities and obligations to creditors and before any distribution is made to or set aside for the holders of Common Stock or any capital stock that ranks junior to the Series B Preferred, an amount equal to the sum of (i) $1,000 per share (subject to adjustment upon any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred) (the “Liquidation Preference”) and (ii) an amount equal to all accrued but unpaid dividends thereon. In the event of any merger of the Company with or into another person or of any person with or into the Company, any sale, transfer, lease or conveyance to another person of the all or substantially all of the Company property or any statutory share exchange of the Company with another person, each share of Series B Preferred will be entitled to receive an amount in cash equal to the sum of (y) the Liquidation Preference and (z) the amount per share equal to accrued but unpaid dividends. Certain internal reorganization transactions will not trigger the foregoing payment right.

Holders of Series B Preferred do not have any voting rights, including the right to elect directors, other than those rights required by law and limited voting rights with respect to matters affecting the rights and privileges of the Series B Preferred. The Series B Preferred is not redeemable by the Company or the Investors and is not convertible.
Terms of the Series C Preferred
The Board authorized 270,000 shares of Series C Preferred pursuant to the Series C Certificate of Designation. Any shares of Series C Preferred purchased or otherwise acquired by the Company will be retired and cancelled. The Series C Preferred will rank junior with respect to the payment of dividends and the distribution of assets to all series of any other class of the Company’s preferred stock.
Subject to the rights of holders of any shares of preferred stock ranking prior to the Series C Preferred, the Series C Preferred is entitled to receive, when declared by the Board out of funds legally available therefor, dividends in an amount per share equal to 1,000 times the aggregate per share amount of all cash and non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock) declared on the Common Stock. This amount will be adjusted if the Company declares or pays any dividend on the Common Stock in shares of Common Stock or effects a subdivision or combination or classification of the outstanding shares of Common Stock into a greater or lesser number of shares and an equivalent dividend is not declared on the Series C Preferred or the Series C Preferred is not similarly subdivided or combined.
Until all declared and unpaid dividends and distributions on the Series C Preferred outstanding have been paid in full, the Company will be prohibited from (i) declaring or paying dividends or making any distributions on any shares of stock ranking junior or on a parity with the Series C Preferred (except dividends paid ratably on the shares of Series C Preferred and all such parity stock), (ii) subject to certain exceptions, redeeming, purchasing or otherwise acquiring for consideration any shares of any of the Company’s stock ranking junior to the Series C Preferred and (iii) subject to certain exceptions, redeeming, purchasing or otherwise acquiring for consideration any shares of, or any shares of stock ranking on a parity with, Series C Preferred. The Company’s subsidiaries are also prohibited from purchasing or otherwise acquiring for consideration any shares of the Company’s stock unless the Company could take such action under the terms of the Series C Certificate of Designation. In the event of any liquidation, dissolution or winding up of the Company, the Company will be prohibited, subject to certain exceptions, from making any distribution to holders of stock ranking junior to, or on parity with, the Series C Preferred.

If the Company enters into a consolidation, merger, combination or other transaction in which shares of the Common Stock are exchanged for or converted or changed into other stock or securities, cash or any other property, then each share of Series C Preferred will be similarly exchanged, converted or changed into an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash or other property into which each share of Common Stock is converted, changed or exchanged (subject to adjustment upon the occurrence of the same events set forth above for adjustments to the dividend amount to which holders are entitled).
The Series C Preferred votes together as one class with the Common Stock (except as provided by law or the Company’s certificate of incorporation), and entitles the holder to 1,000 votes for each share held (subject to adjustment upon the occurrence of the same events set forth above for adjustments to the dividend amount to which holders are entitled), on all matters submitted to a vote of stockholders. The Series C Preferred is not redeemable.
The Series C Preferred is convertible, at the holder’s option, into shares of Common Stock at a ratio of 1,000 shares of Common Stock for each share of Series C Preferred (subject to adjustment). Unless the conversion ratio is adjusted, the conversion of the initial 196,702 shares of Series C Preferred would result in the issuance of 196,702,000 shares of Common Stock and the conversion of all of the additional 71,528 shares of Series C Preferred would result in the issuance of 71,528,000 shares of Common Stock, for a total of 268,230,000 shares of Common Stock. The Company will not any issue fractional shares of Common Stock upon conversion but will instead pay the holder the fair market value of the fractional share. If at any time a holder of Series C Preferred seeks to convert shares of Series C Preferred and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion, the Company must promptly (i) take all action within its control to cause a sufficient number of additional shares to be authorized and (ii) issue to the holder all of the shares of Common Stock that are available to effect such conversion. The number of shares of Series C Preferred sought to be converted that exceeds the amount that is then convertible into available shares of Common Stock will not be convertible until the date additional shares are authorized to permit such conversion. The Series C Preferred will automatically convert into shares of the Common Stock when there are sufficient authorized but unissued shares of Common Stock to effect the conversion in full of the Series C Preferred Stock after taking into account shares reserved for issuance upon exercise of outstanding rights, warrants and options and upon conversion of outstanding convertible securities. As of December 21, 2009, the Company did not have sufficient authorized but unissued shares of Common Stock available to effect the conversion in full of the Series C Preferred Stock to be issued on the Initial Closing Date or upon the Investor’s exercise of the Purchase Right.